Exhibit 10.13

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (this “Fourth Amendment”) is dated for reference purposes only as of April 22, 2015, by and between BIG DOG HOLDINGS LLC, a Delaware limited liability company (as successor in interest to 650 TOWNSEND ASSOCIATES LLC, a Delaware limited liability company) (“Landlord”), and IRHYTHM TECHNOLOGIES, INC., a Delaware corporation (“Tenant”).

RECITALS

A.	Pursuant to that certain Office Lease dated as of April 30, 2008 (the “Original Lease”), as amended by each of (i) the First Amendment to Lease dated as of February 26, 2010 (the “First Amendment”), (ii) the Second Amendment to Lease dated as of December 19, 2011 (the “Second Amendment”, and (iii) the Third Amendment to Lease dated as of January 8, 2014, (the “Third Amendment”), collectively with the Original Lease (the “Existing Lease”), Tenant leases certain premises containing approximately 11,064 square feet of rentable area located on the third floor, commonly referred to as Suite 380 and 1,565 square feet of rentable area located on the third floor, commonly referred to as Suite 316 (the “Premises”), in the building located at 650 Townsend Street, San Francisco, California (the “Building”).

B.	Tenant wishes to vacate Suite 316 and expand the Premises to include approximately 5,579 square feet of rentable area located on the third floor, commonly referred to as Suites 345 (3,854 square feet) and 346 (1,725 square feet) (“Expansion Premises”) which Term expiration date shall be co-terminus with the lease of Suite 380 (i.e., April 30, 2016).

C.	Landlord and Tenant now desire to amend the Existing Lease to set forth the terms and conditions which will govern Tenant’s lease of the Expansion Premises. The Existing Lease, as amended by this Fourth Amendment, is referred to herein as the “Lease”.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Use of Defined Terms; Recitals; Exhibits; Effective Date Definitions. Unless otherwise defined herein or unless the context clearly requires otherwise, all capitalized terms used herein shall have the defined meanings ascribed to them in the Existing Lease. In the event of any conflict between the terms of the Existing Lease and the terms of this Fourth Amendment, the terms (including, without limitation, any definitions) set forth in this Fourth Amendment shall supersede and control.

1.1 Recitals. The recitals set forth above are incorporated herein and made a part of this Fourth Amendment to the same extent as if set forth herein in full.

1.2 Exhibits. The exhibits attached hereto are incorporated herein and made a part of this Fourth Amendment. Unless otherwise defined herein or unless the context clearly requires otherwise, all capitalized terms used in the exhibits attached hereto shall have the defined meanings ascribed to them in this Fourth Amendment.

1.3 Effective Date. Unless otherwise specifically provided herein, the provisions of this Fourth Amendment shall be effective as of the date that this Fourth Amendment has been fully executed and delivered by both Tenant and Landlord (the “Effective Date”).

2. Correction of Typographical Error; Rectification of Error in Calculation of Rent. The Third Amendment shall be amended to correct a typographical error in the square footage for Suite 380 and Tenant shall be refunded or credited the difference in Base Rent and Operating Expenses. (Suite 380 is comprised of 11,064 square feet and Suite 316 is comprised of 1,565 square feet, which totals 12,629 square feet; Tenant’s Percentage Share is 1.91%.) The Restated Basic Lease Information attached hereto shall be appended to the Third Amendment as Exhibit B.

3. Basic Lease Information. The Basic Lease Information which applies to the Expansion Premises (i.e., Suites 345 and 346) is attached as Exhibit A to this Fourth Amendment. The Restated Basic Lease Information which was agreed to as part of the Third Amendment (the “Third Amendment Basic Lease Information”) shall continue to apply to Suite 380 (as amended under Section 2, above) except those provisions related to Suite 316, which will no longer apply to Suite 316 once Tenant provides ten (10) days written notice to Landlord (“Expansion Move Notice”) and vacates that suite (the “Suite 316 Termination Date”). For the avoidance of doubt, after the Suite 316 Termination Date, Tenant’s Percentage Share set forth in the Third Amendment Basic Lease Information shall be reduced to 1.67% and the Security Deposit set forth in the Third Amendment Basic Lease Information shall be reduced to $128,324.91, but the number of Parking Spaces shall not decrease. The respective Basic Lease Information documents shall serve as the operative summary of the principal terms of the Lease, as amended by this Fourth Amendment, from the Effective Date through the expiration or earlier termination of the Lease.

4. Expansion Premises.

4.1 Lease of Expansion Premises. From and after the Commencement Date set forth in the Basic Lease Provisions applicable to the Expansion Premises (the “Expansion Premises Commencement Date”), (i) Tenant shall lease and occupy the Expansion Premises pursuant to the terms of the Lease, and (ii) the Expansion Premises together with the existing Premises (including only Suite 380 once Tenant has provided the Expansion Move Notice and vacated Suite 316) shall constitute the Premises for all purposes of the Lease, as amended hereby. Landlord and Tenant hereby acknowledge and agree that prior to Tenant’s taking occupancy of the Expansion Premises, Landlord shall replace carpet with building standard carpet tiles with rubber base in and paint the walls of the Expansion Premises. Other than the foregoing, Landlord shall have no obligation whatsoever to pay for or perform any improvements or alterations in the Expansion Premises or in the Building in connection with Landlord’s and Tenant’s entry into this Fourth Amendment. Any other improvements, alterations or furnishings required or desired by Tenant in order to prepare the Expansion Premises for Tenant’s use and occupancy shall be Tenant’s responsibility and shall be made or installed by Tenant, if at all, in accordance with the provisions of Article 10 of the Lease.

5. Base Rent.

5.1 Base Rent. Notwithstanding anything in the Existing Lease to the contrary, from and after the Effective Date as to subpart (i) and after the Expansion Premises Commencement Date as to subpart (ii), and, unless earlier terminated as provided in the Lease, continuing through and until the Expiration Date, Tenant shall pay to Landlord as monthly Base Rent for the Premises, the respective amounts of (i) the monthly Base Rent specified in the Restated Basic Lease Information attached to the Third Amendment (provided, however, with respect to Suite 316, only until such time that Tenant provides the Expansion Move Notice and vacates such suite) and (ii) the monthly Base Rent specified in the Restated Basic Lease Information set forth in Exhibit A hereto.

Security Deposit. The Security Deposit currently held by Landlord for Suite 316 (i.e., $17,845.08) shall be applied to the Expansion Premises Security Deposit required under Exhibit A and Tenant shall cover the difference prior to occupying the Expansion Premises. The difference is calculated as follows: $27,895 - $17,845.08=$10,049.92 as Security Deposit for Suite 345 & 346).

6. Relocation Right. Notwithstanding any provision of the Lease to the contrary, but subject to the terms and provisions of this Section 6, Landlord may, upon at least thirty (30) prior written notice to the other party, relocate Tenant from the Expansion Premises to another location in the Building so long as (i) Landlord bears the reasonable cost of the move; (ii) the relocation Premises shall be equal or greater than the square footage of the Expansion Premises and (iii) Tenant’s Base Rent shall not increase.

7. Brokers. Landlord and Tenant each represent and warrant to the other that, except for Colliers International, representing Landlord exclusively (the “Landlord’s Broker”), they have not made any agreement or taken any action which may cause anyone, other than Landlord’s Broker, to become entitled to a commission as a result of the transactions contemplated by this Fourth Amendment, and each will indemnify and defend the other from any and all claims, actual or threatened, for compensation by any such third person by reason of such party’s breach of their representation or warranty contained in this Section 7. Landlord, at its sole cost and expense, will pay any commission which may be due Landlord’s Broker pursuant to its separate agreement with Landlord’s Broker.

8. Tenant’s Representations. Tenant hereby represents and warrants to Landlord that as of the Effective Date: (a) all of Tenant’s estate, right, title and interest in and to the Lease is free and clear of assignments, sublettings, liens and encumbrances; (b) the Lease is in full force and effect; (c) Tenant is presently in possession of the Premises and has paid (and continues to pay) all Rent and any other charges or sums due under the Lease as the same become due and payable; (d) the Lease has not been modified, supplemented or amended in any way, except as may be set forth in this Fourth Amendment; (e) Tenant is not aware of any actionable defenses, claims or set-offs under the Lease against rents or charges due or to become due thereunder; and (f) this Fourth Amendment has been duly authorized, executed and delivered by and on behalf of Tenant and constitutes the valid and binding agreement of Tenant in accordance with the terms hereof.

9. Landlord Representations. Landlord hereby represents and warrants to Tenant that as of the Effective Date: (a) all of Landlord’s estate, right, title and interest in and to the Lease is free and clear of assignments, sublettings, liens and encumbrances; (b) the Lease is in full force and effect; (c) Landlord has all required rights, title and interest in the Building in order to fulfill its obligations hereunder; (d) the Lease has not been modified, supplemented or amended in any way, except as may be set forth in this Fourth Amendment; (e) this Fourth Amendment has been duly authorized, executed and delivered by and on behalf of Landlord and constitutes the valid and binding agreement of Landlord in accordance with the terms hereof

10. Miscellaneous

10.1 Except as modified by this Fourth Amendment, all of the terms, conditions and provisions of the Existing Lease shall remain in full force and effect and are hereby ratified and confirmed. The Lease, as amended by this Fourth Amendment, may be amended only by an agreement in writing, signed by the parties hereto. This Fourth Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

10.2 Whether or not specifically amended by this Fourth Amendment, all of the terms and provisions of the Existing Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Fourth Amendment.

10.3 The submission of this Fourth Amendment to Tenant for examination or execution does not create an option or constitute an offer to Tenant to amend the Existing Lease on the terms and conditions contained herein, and this Fourth Amendment shall not become effective as an amendment to the Existing Lease unless and until the Effective Date occurs.

10.4 This Fourth Amendment contains the entire agreement of Landlord and Tenant with respect to the subject matter hereof. It is understood that there are no oral agreements between Landlord and Tenant affecting the Lease as hereby amended, and this Fourth Amendment supersedes and cancels any and all previous negotiations, representations, agreements and understandings, if any, between Landlord and Tenant and their respective agents with respect to the subject matter thereof, and none shall be used to interpret or construe the Lease. Tenant acknowledges that all prior communications from Landlord or its agents are not and were not, and shall not be construed to be, representations or warranties of Landlord or its agents as to the matters communicated, and have not and will not be relied upon by Tenant.

10.5 This Fourth Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same agreement. This Fourth Amendment may be executed by a party’s signature transmitted by facsimile (“fax”) or by electronic mail in portable document format (“pdf”), and copies of this Fourth Amendment executed and delivered by means of faxed or pdf signatures shall have the same force and effect as copies hereof executed and delivered with original signatures. All parties hereto may rely upon faxed or pdf signatures as if such signatures were originals. Any party executing and delivering this Fourth Amendment by fax or pdf shall promptly thereafter deliver a counterpart of this Fourth Amendment containing said party’s original signature. All parties hereto agree that a faxed or pdf signature page may be introduced into evidence in any proceeding arising out of or related to this Fourth Amendment as if it were an original signature page.

10.6 Tenant shall not be required to restore any alterations that are in the Premises as of the date hereof.

IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to Lease to be executed as of the respective dates written below.

LANDLORD:

BIG DOG HOLDINGS LLC,
a Delaware limited liability company

By:	Zynga Inc., its sole member	Zynga Legal
Form Approved

By:		Digitally signed by Meredith-Lobel-
Name:	Michelle Quejado	Angel
Its:	VP of Finance	DN:cn=Meredith Lobel-Angel,
o=Zynga Inc., ou=Legal,
Date:		email=mlobelangel@zynga.com, c=US
Date: 2015.04.22 18:50:31 -07’00’
TENANT:

IRHYTHM TECHNOLOGIES, INC.,
a Delaware corporation

By:	/s/ Matthew C. Garrett
Name:	Matthew C. Garrett
Its:	Chief Financial Officer

Date:	4/24/15

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